Exhibit 99.1

                                 AJ ROBBINS, PC
                          CERTIFIED PUBLIC ACCOUNTANTS
                           216 16TH STREET, SUITE 600
                             DENVER, COLORADO 80202


April 2, 2007


Securities and Exchange Commission
100 F Street, NE.
Washington, D.C.  20549


Re: Berman Center, Inc. Annual Report on Form 10-KSB

Dear Sir or Madam:


The Company is unable to file its 2006 Annual Report on Form 10-KSB within the prescribed time period because it has experienced certain difficulties in providing the requisite information to this Firm.

Very truly yours,


AJ ROBBINS, PC


By /s/ AJ ROBBINS, CPA
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   AJ Robbins, CPA